EXHIBIT 3.2

BYLAWS

OF

SBT BANCORP, INC.

(a Connecticut corporation)

ARTICLE I
General

These Bylaws are intended to supplement and implement applicable provisions of law and of the Certificate of Incorporation (the “Certificate of Incorporation”) with respect to the regulation of the affairs of SBT Bancorp, Inc. (the “Corporation”), a Connecticut corporation formed pursuant to the Connecticut Business Corporation Act, as amended from time to time (the “Act”).

ARTICLE II
Principal Office

The principal office of the Corporation shall be located in Simsbury, Connecticut or at such other place within or without the State of Connecticut as the Board of Directors shall from time to time designate.

ARTICLE III
Shareholders

Section 1.  Place of Meeting: Shareholders’ meetings shall be held at the principal office of the Corporation or at such other place, either within or without the State of Connecticut, as shall be designated in the notice of meeting.

Section 2.  Annual Meeting: The Annual Meeting of the shareholders shall be held at 5:00 p.m. on the second Tuesday in May, or at such other date and time as the Board of Directors may designate. At such meeting, the shareholders shall elect directors as provided for in Article IV and shall transact such other business as shall properly come before them.

Except for nominations of directors as provided in Article IV of these Bylaws, business is properly brought before an annual meeting if it is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 130 days prior to the meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this paragraph. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3.  Special Meetings: Special meetings may be called at any time by the Chairman of the Board, the Chief Executive Officer, or a majority of the Board of Directors and shall be called by the Chairman of the Board upon written request of the holders of at least twenty-five percent (25%) of the voting power of all shares entitled to vote at the meeting.

Section 4.  Notice of Meetings: Written notice of the date, time and place of each Annual and Special Meeting shall be mailed or delivered, no fewer than ten (10) nor more than sixty (60) days before the meeting date, to each shareholder entitled to vote at such meeting at his residence or usual place of business as shown on the records of the Corporation, provided that any one or more of such shareholders, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting. Notice of a Special Meeting shall contain a description of the purpose or purposes for such meeting.

Section 5.  Record Date: For the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, or entitled to receive a payment of any dividend, the Board of Directors may set a record date which shall not be a date earlier than the date on which such action is taken by the Board of Directors, nor more than seventy (70) nor less than ten (10) days before the particular event requiring such determination is to occur. If no record date is fixed by the Board of Directors, the date on which the notice of the meeting is mailed or if no notice is given, the day preceding the meeting shall be the record date for determination of shareholders entitled to vote at such meeting, and the date on which the resolution of the Board of Directors declaring a dividend is adopted shall be the record date for determination of shareholders entitled to receive such distribution.

Section 6.  Quorum: The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the shareholders. If a quorum be not present at such meeting, the shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them. Except as may be required by law, notice need not be given of the new date, time or place of the meeting if the new date, time or place is announced at the meeting before adjournment.

Section 7.  Action; Vote Required: Unless otherwise provided in the certificate of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the certificate of incorporation or the provisions of the Act require a greater number of affirmative votes.

Section 8.  Committee on Proxies: The Board, in advance of any shareholders’ meeting, shall appoint not less than two Inspectors to act as a Committee on Proxies and as Tellers at the meeting or any adjournment thereof. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the presiding officer. The Inspectors shall receive and take in charge the proxies and ballots, shall decide all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of votes, and shall count the ballots cast and report to the presiding officer the result of the vote.

Section 9.  Presiding Officer: The Chairman or such director as he may designate, shall preside over all meetings of the shareholders.

ARTICLE IV
Board of Directors

Section 1.  Power of Board: All corporate powers shall be exercised by or under the authority of, and the activities, properties and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors.

Section 2.  Number of Directors: The number of directors shall consist of not less than three (3) directors. The number of positions on the Board of Directors shall be the number fixed by resolution of the shareholders or Board of Directors, or, in the absence of such resolution, shall be the number of directors elected at the preceding annual meeting of shareholders. The number of positions on the Board of Directors for any year, as fixed in accordance with the foregoing (hereinafter referred to as the “number of directorships”) may be increased or decreased at any time as provided by law.

Section 3.  Election and Term of Directors: The Board of Directors shall be divided into three classes in respect of term of office, designated as Class I, Class II and Class III, with each class containing as near may be one-third (1/3) of the whole number of directorships. Of the first Board of Directors, the members of Class I shall serve until the first Annual Meeting of Shareholders held after their election, the members of Class II shall serve until the second Annual Meeting of Shareholders held after their election, and the members of Class III shall serve until the third Annual Meeting of Shareholders held after their election; provided, however, that in each case directors shall continue to serve until their successors shall be elected and qualified, or until their earlier resignation, removal from office, attaining the age of 76 years, death or incapacity. At each Annual Meeting of the Shareholders following election of the first Board of Directors, one class of directors shall be elected to serve until the Annual Meeting of

Shareholders held three years next following and until their successors shall be elected and shall qualify.

Section 4.  Nominations: Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations by a shareholder shall be made only if written notice of such shareholder’s intent to make such nomination or nominations has been given to the Secretary, delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 130 days prior to the meeting. Such shareholder’s notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election as a Director, (a) the name, age business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to applicable law and regulations (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (2) as to the shareholder giving the notice, (a) the name and address, as they appear on the Corporation’s books, of such shareholder, (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder, (c) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders. At the re-election Director shall furnish to the Secretary that information which would be required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. Each nominee shall furnish to the Secretary that information which would be required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with this paragraph and the defective nomination shall be disregarded.

Section 5.  Removal of Directors; Resignation: Any director may be removed from office at any time, for cause only, (a) by vote of the holders of not less than eighty percent (80%) of the issued and outstanding shares entitled to vote, at any meeting of shareholders called for that purpose, or (b) by the vote of two-thirds of the Directors then in office. Any director may resign at any time by delivering written notice to the Board of Directors, its chairman or to the Corporation. Such resignation shall take effect when such notice is delivered unless the notice specifies a later effective date.

Section 6.  Vacancies: Vacancies created by an increase in the number of directorships shall be filled for the unexpired term by action of shareholders. Vacancies occurring by reason other than by increase in the number of directorships may be filled for the unexpired term either by action of the shareholders or by the vote of a majority of the directors remaining in office, even though such remaining directors may be less than a majority of the number of directorships.

ARTICLE V
Meetings of Board of Directors

Section 1.  Annual Meetings: A regular meeting of the Board of Directors shall be held without notice immediately after the Annual Meeting of shareholders, or as soon thereafter as convenient. At such meeting the Board of Directors shall choose and appoint the officers of the Corporation who shall hold their offices, subject to prior removal by the Board of Directors, until the next annual meeting or until their successors are chosen and qualify.

Section 2.  Regular Meetings: All other regular meetings of the Board of Directors may be held without notice at such date, time and place as the Board of Directors may determine and fix by resolution.

Section 3.  Special Meetings: Special meetings of the Board of Directors may be called by the Secretary pursuant to a call by the Chairman of the Board or in writing by a majority of the Directors.

Section 4.  Notice: Written or oral notice of the date, time and place of all special meetings of the Board of Directors shall be given to each director personally or mailed to his residence or usual place of business at least two (2) days prior to the date of the meeting, provided that any one (1) or more Directors, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting. The notice need not describe the purpose of the special meeting unless required by the certificate of incorporation or Bylaws.

Section 5.  Quorum; Vote: Directors holding a majority of the number of directorships shall constitute a quorum. Except as otherwise provided by law or these Bylaws, all questions shall be decided by a vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present. Each director shall have one vote.

Section 6.  Director Participation in Meetings by Telephone: Any one or more director(s) may participate in any meeting of the Board of Directors by means of conference telephone or other communications equipment enabling all directors participating in the meeting simultaneously to hear one another during such meeting, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 7.  Directors’ Action Without Meeting: If all the directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board of Directors. The Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the Board of Directors.

ARTICLE VI
Committees

Section 1.  Creation: The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more directors, who serve at the pleasure of the Board of Directors. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except to the extent limited by law or the Certificate of Incorporation.

Section 2.  Power to Act: A majority of any committee shall have the power to act. Committees shall keep full records of their proceedings and shall report the same to the Board of Directors.

ARTICLE VII
Officers

Section 1.  Officers; Eligibility: The Board of Directors shall appoint a Chairman, Chief Executive Officer, Secretary, Treasurer, and may appoint a President and one or more Vice Presidents or such other officers as may be determined from time to time by the Board of Directors. The same individual may simultaneously hold more than one office. Any officer may serve simultaneously as a director of the Corporation.

Section 2.  Term of Office and Removal: Each officer shall hold office for the term for which he is appointed and until his successor has been appointed and qualified. All officers shall be appointed at the annual meeting of the Board of Directors. Any officer may be removed by the Board of Directors at any time, with or without cause. Election or appointment of an officer shall not of itself create any contract rights in the officer or the Corporation.

Section 3.  Chairman: The Chairman, if any, or in his absence, a Chairman pro tempore elected by the Board of Directors from among its members, shall preside at all meetings of the Board of Directors and shareholders.

Section 4.  Chief Executive Officer: The Chief Executive Officer shall have general charge and direction of the business of the Corporation and shall perform such other duties as are properly required of him by the Board of Directors.

Section 5.  Vice President: In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Vice President shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.  Secretary: The Secretary shall keep the minutes of the meetings of shareholders and the Board of Directors and shall give notice of all such meetings as required by law and these Bylaws. The Secretary shall have custody of such minutes, the seal of the

Corporation and the stock certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution of the Board of Directors. The Secretary shall authenticate records of the Corporation. The Assistant Secretary, if any, shall fulfill the foregoing functions in the absence of the Secretary or at his direction.

Section 7.  Treasurer: The Treasurer shall keep the fiscal accounts of the Corporation, including an account of all moneys received or disbursed. The Assistant Treasurer, if any, shall fulfill the foregoing function in the absence of the Treasurer or at his direction.

Section 8.  Resignation: Any officer may resign at any time by delivering written notice to the Corporation. Unless the written notice specifies a later effective date, the resignation shall be effective when the notice is delivered to the Corporation.

ARTICLE VIII
Share Certificates; Seal

Section 1.  Share Certificates: Share certificates shall be in a form adopted by the Board of Directors and shall be signed, either manually or in facsimile, by any two officers from among the Chief Executive Officer, any Vice President, the Treasurer, the Secretary and the Assistant Treasurer and Assistant Secretary, if any. Such certificates may bear the seal of the Corporation, the name of the person to whom issued, and the number of such shares which such certificate represents. The consideration for which the shares were issued and the date of issue shall be entered on the Corporation’s books.

Section 2.  Transfer of Shares: Shares shall be transferred only on the books of the Corporation by the holder thereof in person or by his attorney.

Section 3.  Seal: The corporate seal shall consist of a circular disc with the name of the Corporation and the words “Connecticut” and “Seal” thereon.

ARTICLE IX
Notice

(a)  Except where the provisions of the Act or these Bylaws may require otherwise, notice given pursuant to these Bylaws shall be in writing, unless oral notice is reasonable under the circumstances. Notice by “electronic transmission” is written notice. “Electronic transmission” or “electronically transmitted” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient.

(b)  Notice may be communicated in person, by mail or other method of delivery, or by telephone, voice mail or other electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published or by radio, television or other form of public broadcast communication.

(c)  Written notice to a shareholder, if in a comprehensible form, is effective (1) upon deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, or (2) when electronically transmitted to the shareholder in a manner authorized by the shareholder.

(d)  Except as provided in paragraph (c) of this Article, written notice, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five (5) days after its deposit in the United States mail, if mailed postage prepaid and correctly addressed; or (3) on the date shown on the return receipt, if sent by registered or certified mail or a commercial delivery service, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(e)  Oral notice is effective when communicated if communicated in a comprehensible manner.

(f)  In computing the period of time of any notice required or permitted to be given by the Act, or under the provisions of these Bylaws, or a resolution of shareholders or the Board of Directors, the day on which the notice is given shall be excluded, and the day on which the matter noticed is to occur shall be included, in the absence of a contrary provision.

(g)  If the Act prescribes notice requirements for particular circumstances, those requirements govern. If the Certificate of Incorporation or these Bylaws prescribe notice requirements, not inconsistent with the Act, those requirements govern.

ARTICLE X
Amendments

These Bylaws may be altered, amended, added to, or repealed by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon or by an affirmative vote of directors holding a majority of the number of directorships. Any notice of a meeting of shareholders or of the Board of Directors at which these Bylaws are proposed to be altered, amended, added to, or repealed shall include notice of such proposed action.